Exhibit 10.23

VOTING AGREEMENT

By and Among

99 CENTS ONLY STORES,

NUMBER HOLDINGS, INC.

AND

ACOF III NUMBER HOLDINGS, LLC

Dated as of January 13, 2012

i

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of January 13, 2012 (this “Agreement”), by and among 99 Cents Only Stores, a California corporation (the “Company”), Number Holdings, Inc., a Delaware corporation (“Parent”), and ACOF III Number Holdings, LLC, a Delaware limited liability company (the “Investor Stockholder” and together with Parent, the “Stockholders”).  Capitalized terms used herein without definition are defined in Section 21.

WHEREAS, the Company entered into a certain Agreement and Plan of Merger, dated as of October 11, 2011, by and among Parent, Number Merger Sub, Inc., a California corporation (“Merger Sub”), and the Company (as the same may be amended, modified, supplemented or restated from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”);

WHEREAS, in connection with the Merger, the Company filed an Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of California authorizing shares of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”) and shares of Class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”);

WHEREAS, immediately after the Effective Time (as defined in the Merger Agreement), the issued and outstanding capital stock of the Company will consist of (a)  100 shares of Class A Common Stock and (b) 100 shares of Class B Common Stock;

WHEREAS, the initial amount of Common Stock held by each of the Stockholders as of the date hereof is set forth on Schedule A opposite such Stockholder’s name; and

WHEREAS, concurrently herewith, Parent, the Investor Stockholder and certain other parties are entering into the Parent Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and further, in the case of the Investor Stockholder, in consideration of the mutual agreements contained in the Parent Stockholders Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Restrictions on Transfers by the Investor Stockholder.  No shares of Class B Common Stock now or hereafter owned by the Investor Stockholder, nor any interest therein nor any rights relating thereto, may be Transferred, except (a) pursuant to Section 2.1, (b) with the prior written consent of Parent, such consent to be in Parent’s sole discretion or (c) to a controlled Affiliate of the Investor Stockholder, provided that (i) such controlled Affiliate complies with the requirements of Section 8.4 and (ii) the Investor Stockholder shall notify the Parent in writing prior to such Transfer.

2.             Transfer of Class B Common Stock.

2.1          Forced Transfer of Class B Common Stock.  Parent shall have the right (the “Class B Call Right”), but not the obligation, to acquire from the Investor Stockholder, at any time, all (but not less than all) of such Investor Stockholder’s shares of Class B Common Stock, and the Investor Stockholder shall have the obligation, upon Parent’s exercise of such right, to transfer to Parent, all of such Investor Stockholder’s shares of Class B Common Stock, at a price per share of Class B Common Stock equal to the Class B Common Stock Purchase Price (as defined in Section 2.2); provided that, so long as CPPIB (as defined in the Parent Stockholders Agreement) is a stockholder of Parent, the prior written consent of CPPIB shall be required prior to any exercise of the Class B Call Right by Parent (other than any such exercise after commencement of foreclosure or exercise of other remedies with respect to the equity interests of Parent by a secured party (or any agent, trustee or other representative on behalf thereof)) pursuant to this Section 2.1.  If Parent desires to acquire shares of Class B Common Stock from the Investor Stockholder pursuant to this Section 2.1, it shall notify the Investor Stockholder thereof in writing; provided that such notice may be revocable or conditional or both.  The closing of the purchase of such shares of Class B Common Stock from the Investor Stockholder shall take place at the offices of the Investor Stockholder on such date as Parent and the Investor Stockholder shall mutually agree.  Payment for any shares of Class B Common Stock acquired by Parent pursuant to this Section 2.1 shall be made on the date of closing.  Parent shall receive representations and warranties from the Investor Stockholder that such Investor Stockholder has good and marketable title to such shares to be transferred, free and clear of all liens, claims and other encumbrances incurred by the Investor Stockholder, other than those created pursuant to any financing agreement to which Parent or the Company is party, and no other representations and warranties.

2.2          Class B Common Stock Purchase Price. Unless otherwise agreed to by the Investor Stockholder and Parent, the “Class B Common Stock Purchase Price” of any share of Class B Common Stock purchased pursuant to Section 2.1 shall be its par value.

3.             Election of Directors.

3.1          At each annual or special stockholders meeting called for the election of directors, each holder of Class B Common Stock shall vote all of its shares of Class B Common Stock, and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board or stockholder meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), so that:

(a)           the authorized number of directors on the Board and the composition of the Board shall be as established by Parent;

(b)           all of the directors designated by Parent shall be elected to the Board; and

(c)           the removal from the Board (with or without cause) of any representative designated pursuant hereto by Parent shall be at Parent’s written request, but only upon such written request and under no other circumstances.

3.2          In order to secure the obligation of the Investor Stockholder to vote its shares of Class B Common Stock in accordance with the provisions of Section 3.1 above, the Investor Stockholder hereby irrevocably appoints Parent as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such holder’s shares of Class B Common Stock for the election and removal of directors and all such other matters as expressly provided for in Section 3.1 above. Parent may exercise the irrevocable proxy granted to it hereunder at any time any such holder fails to comply with the provisions of Section 3.1.  The proxy and power granted by each such holder pursuant to this Section 3.2 are given to secure the performance of the obligations under this Agreement. Such proxy and power of attorney are irrevocable until the termination of this Agreement.  The Investor Stockholder shall not incur any liability or obligation to Parent or any other Person, directly or indirectly, in connection with, or as a result of, any exercise of the proxy granted to Parent.

4.           Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders will bear a legend in substantially the following form (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement):

“The shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and may not be offered, pledged, sold, assigned or otherwise transferred (“Transfer”) except pursuant to (i) an effective registration statement under the Act and applicable state securities laws or (ii) an applicable exemption from registration thereunder.

The shares represented by this certificate are also subject to the terms and conditions of the Voting Agreement (the “Voting Agreement”), dated as of January 13, 2012, as it may be amended from time to time by and among 99 Cents Only Stores (the “Company”), Number Holdings, Inc. (“Parent”) and ACOF III Number Holdings, LLC. A copy of the Voting Agreement is available upon request from the Company.”

In addition, certificates representing shares of Class B Common Stock issued to any Person other than Parent shall bear upon their face the following legend:

“The shares represented by this Certificate may not be Transferred except to Parent or with Parent’s consent, and, in each such case, only subject to the terms and conditions specified in the Voting Agreement.  In addition, the shares represented by this Certificate are subject to restrictions on voting, an irrevocable proxy and other conditions as specified in the Voting Agreement.”

In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states. All Stockholders shall be bound by the requirements of such legends.

5.             Covenants: Representations and Warranties.  Each Stockholder hereby represents and warrants to the Company and to each other that:

5.1          No Other Arrangements or Agreements. Except for this Agreement, any Stock Subscription Agreement and the Parent Stockholders Agreement, such Stockholder has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the acquisition or disposition of shares of Common Stock or any interest therein or the voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company or any of its Subsidiaries).

5.2          Additional Representations and Warranties.  Such Stockholder (a) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement and (b) is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).  The execution and delivery of this Agreement by such Stockholder does not violate the terms of or result in the acceleration of any obligation under the certificate of incorporation or the by-laws, the certificate of formation or the limited liability company agreement, or the certificate of limited partnership or the limited partnership agreement, as the case may be, of such Stockholder.

6.             Taxes.  The Company shall cause to be prepared and filed all material Tax returns for the Company and its subsidiaries required to be filed. Upon written request by the Company, each Stockholder shall furnish to the Company relevant information in its possession that is necessary or relevant to enable the Tax returns of the Company and its subsidiaries to be prepared and filed. The Company shall timely furnish, or shall cause to be timely furnished, to each Stockholder any information that is required to enable Tax returns to be prepared for, or by, such Stockholder or any of its controlling Affiliates.  No Stockholder shall be required to furnish any information that it deems confidential, including without limitation, any Tax returns.

7.             Amendment and Modification. This Agreement may not be amended, restated, modified or supplemented or any provision hereof expressly waived, except by a written instrument signed by the Company, Investor Stockholder and Parent; provided that, so long as CPPIB is a stockholder of Parent, the written consent of CPPIB shall be required prior to Parent’s delivery of any such written instrument.

8.             Parties.

8.1          Assignment by Parent. Parent shall have the right to pledge, grant a security interest in or assign to one or more (a) of its Affiliates or (b) secured parties (or any agent, trustee or other representative on behalf thereof) to secure its obligations under any financing agreements to which it is a party, all or any of its rights and/or obligations to acquire shares of Class B Common Stock pursuant to Section 2.1.

8.2          Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided that neither the Company nor the Investor Stockholder shall assign any of its rights or obligations hereunder without the consent of Parent unless, in the case of the Investor Stockholder, such assignment is in connection with a Transfer explicitly permitted by this Agreement or the Parent Stockholders Agreement and, prior to such assignment, such assignee complies with the requirements of Section 8.4.

8.3          Termination. Any Stockholder who ceases to own shares of Common Stock or any interest therein, shall cease to be a party to, or a Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided that a Transfer of shares of Common Stock not explicitly permitted under this Agreement shall not relieve a Stockholder of any of his or her obligations hereunder.

8.4          Agreements to Be Bound.  Notwithstanding anything to the contrary contained in this Agreement, any Transfer of shares by a Stockholder (the “Transferor”) (other than pursuant to Section 2.1) shall be permitted under the terms of this Agreement only if the transferee of such Transfer (the “Transferee”) shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company and such Transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the Transferor of such Transfer, including, without limitation, the provisions of Section 2.1 and Section 3.

9.             Recapitalizations, Exchanges, etc.  Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the shares of Common Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, stock split, reverse split, combination, recapitalization, reclassification, merger consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof.

10.          No Third Party Beneficiaries.  This Agreement is not intended to confer upon any Person, except the parties hereto, any rights or remedies hereunder; provided that CPPIB shall be an express third party beneficiary of the first proviso set forth in Section 2.1 and the proviso set forth in Section 7.

11.          Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.          Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.  The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of New York or in any New York state court located in New York county and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.  Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s address set forth in Section 15 shall be effective service of process for any claim, action or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 12 or otherwise.

13.          Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

14.          Waiver. The waiver by any party hereto of a breach or default of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or default or as a waiver of any other or subsequent breach or default, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

15.          Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made at the address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as such party shall have furnished to the Company in writing; provided that:

(i)            unless otherwise specified by the Company or Parent in a notice delivered by the Company or Parent in accordance with this Section 15, any notice required to be delivered to the Company or Parent shall be properly delivered if delivered to:

Number Holdings, Inc.
or 99 Cents Only Stores

c/o Ares Management LLC
2000 Avenue of the Stars
Los Angeles, California 90067
Facsimile:        (310) 201-4170
Attention:        Adam Stein

and

Number Holdings, Inc.
or 99 Cents Only Stores

c/o Canada Pension Plan Investment Board
One Queen Street East, Suite 2600

P.O. Box 101
Toronto, ON M5C 2W5
Facsimile:        (416) 868-8684
Attention:        Shane Feeney

with copies (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Facsimile:         (310) 557-2193
Attention:         Michael A. Woronoff, Esq.

and

Torys LLP
1114 Avenue of the Americas
New York, NY 10036
Facsimile:         (212) 682-0200
Attention:          Stefan P. Stauder

(ii)          If to the Investor Stockholder; to it at:

ACOF III Number Holdings, LLC
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Facsimile:       (310) 201-4170
Attention:       Adam Stein

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Facsimile:         (310) 557-2193
Attention:         Michael A. Woronoff, Esq.

16.          Headings. The headings to Sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

17.          Counterparts. This Agreement may be executed in any number of counterparts, including by way of electronic transmission (e.g., pdf and facsimile formats), each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

18.          Injunctive Relief. Each of the parties hereto agrees that the shares of Common Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties hereto therefore further agrees that, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement and the other party hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have.

19.          Waiver of Jury Trial. Each party to this Agreement hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

20.          Reimbursement of Investor Stockholder Expenses.  Parent and the Company shall, jointly and severally, pay to, or on behalf of, the Investor Stockholder, promptly as billed, all documented out-of-pocket third party expenses (excluding allocation of internal expenses) incurred by the Investor Stockholder or any Investor Stockholder Related Party (as defined below) (or incurred on such Person’s behalf by any other Persons) in connection with complying with the terms and provisions of this Agreement.

21.          Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Company’s Common Stock.

“Board” means the board of directors of the Company.

“control” means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and words of similar import such as “controlling” and “controlled” have meanings correlative to the foregoing.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

“Governmental Entity” means any supranational, national, federal, state, municipal or local governmental or quasi-governmental or regulatory authority (including a national securities exchange or other self-regulatory body), agency, court, commission or other similar entity, domestic or foreign.

“Investor Stockholder Related Party” means (a) each Related Person of the Investor Stockholder and (b) each of the partners, members, directors, officers, employees, agents and controlling persons of the Investor Stockholder or any of its Related Persons.

“Parent Stockholders Agreement” means the stockholders agreement, dated as of the date hereof, relating to Parent among Parent, the Investor Stockholder and the other parties thereto.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Related Person” means, with respect to any Person, (a) any Affiliate of such Person, (b) any investment manager, investment advisor, managing member or general partner of such Person, (c) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment advisor, managing member or general partner is such Person or a Related Person of such Person, and (d) any equity investor, member, partner or officer of such Person.

“Stock Subscription Agreement” means each subscription agreement, dated as of the date hereof, between Merger Sub and each party thereto.

“Subsidiary” means any entity a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Tax” means any tax, duty, assessment, charge, or other levy separately or jointly due or payable to or levied or imposed by any Governmental Entity, including, income, gross receipts, license, wages, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, transaction, registration, value added, alternative/add-on minimum, estimated or other tax, duty, charge or other levy of any kind whatsoever, including any interest, penalty or addition thereto, and any interest with respect to such addition or penalty.

“Transfer” means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

99 CENTS ONLY STORES

By:	/s/ Eric Schiffer
Name: Eric Schiffer
Title: Chief Executive Officer

NUMBER HOLDINGS, INC.

By:	/s/ Eric Schiffer
Name: Eric Schiffer
Title: Chief Executive Officer

ACOF III NUMBER HOLDINGS, LLC

By: Ares Corporate Opportunities Fund III, L.P.

By: ACOF Operating Manager III, LLC

By:	/s/ Adam Stein
Name: Adam Stein
Title: Authorized Signatory

[Signature Page to Voting Agreement]

Schedule A

Stockholder	Initial Amount of Class A Common Stock Held	Initial Amount of Class B Common Stock Held

Parent	100 shares, which constitutes 100% of all outstanding shares of Class A common stock	90 shares, which constitutes 90% of all outstanding shares of Class B Common Stock

Investor Stockholder	0	10 shares, which constitutes 10% of all outstanding shares of Class B Common Stock